FORM N-CSR ITEM 12(B) EXHIBIT

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            The undersigned hereby certify in their capacity as Treasurer and President, respectively, of The Wright Managed Income Trust (the "Trust") (on behalf of Wright Total Return Bond Fund and Wright Current Income Fund), that:

   (a) the Semi-Annual Report of the Trust (on behalf of Wright Total Return Bond Fund and Wright Current Income Fund) on Form N-CSR for the period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Ac of 1934, as amended; and

   (b)   the  information  contained  in  the  Report  fairly  presents,  in all
         material  respects,   the  financial   condition  and  the  results  of
         operations of the Trust (on behalf of Wright Total Return Bond Fund and Wright Current Income Fund)for such period.

A signed original of this written statement required by section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

 The Wright Managed Income Trust (On behalf of Wright Total Return Bond Fund and Wright Current Income Fund)

Date: August 20, 2007

/s/ Barbara E. Campbell
------------------------
Barbara E. Campbell
Treasurer

Date:August 17, 2007

/s/ Peter M. Donovan
------------------------
Peter M. Donovan
President
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